UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 30, 2007 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3979 Freedom Circle

Santa Clara, California 95054

(Address of principal executive offices)

Telephone: (408) 435-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events

In light of WebEx Communications, Inc. (the “Company”) having entered into a definitive merger agreement with Cisco Systems, Inc. on March 15, 2007, the Company’s Board of Directors has determined that the Company will not hold the 2007 annual meeting of stockholders on May 7, 2007 as had previously been announced. The Company will announce the date for a 2007 annual meeting of stockholders if and when it determines that such a meeting will be held.

Forward-Looking Statements

This Form 8-K contains projections and other forward-looking statements regarding the 2007 Annual Meeting. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to certain risks and uncertainties. Actual results may differ materially from those in the projections or other forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of WebEx’s filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2007	WEBEX COMMUNICATIONS, INC.

	By:	/s/ Subrah S. Iyar
	Name:	Subrah S. Iyar
	Title:	Chief Executive Officer